   As filed with the Securities and Exchange Commission on February 14, 2001
                                                          Registration No.   -
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                             Community Banks, Inc.
             (Exact name of registrant as specified in its charter)

              Pennsylvania                             23-2251762
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
     incorporation or organization)

                    150 Market Square, Millersburg, PA 17061
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                             Eddie L. Dunklebarger,
                              President and C.E.O,
                               150 Market Street,
                             Millersburg, PA 17061
                                  717-692-4781
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies To:
                            TIMOTHY A. HOY, ESQUIRE
                            METTE, EVANS & WOODSIDE
                            3401 North Front Street
                                 P. O. Box 5950
                      Harrisburg, Pennsylvania 17110-0950

   Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        Calculation of Registration Fee

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                        Proposed maximum
  Title of each class                  Proposed maximum    aggregate
  of securities to be      Amount to    offering price      offering        Amount of
       registered        be registered     per unit          price       registration fee
-----------------------------------------------------------------------------------------
Common.................     115,000       $20.98(1)        $2,412,700        $603.18
                            shares

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee, this estimated per unit price is based on the average of the high and low prices of the common stock of Community Banks, Inc., as reported on the American Stock Exchange on February 12, 2001.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             COMMUNITY BANKS, INC.

                          115,000 SHARES COMMON STOCK

                                Par Value $5.00

   Community Banks, Inc. is offering 115,000 shares of its common stock, to be sold by Community at a per share price equal to $1.00 less than the closing price of Community stock as reported on the American Stock Exchange on the date of this Prospectus. The trading symbol for Community on the American Stock Exchange is "CTY".

   There are certain risks that should be considered before purchasing Community stock. For discussion of the risk factors, see page 1. You should read the risk factors section before investing.

   NEITHER THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                               Estimated Net
                              Price to Public(/1/) Estimated Expenses(/2/) Proceeds to Community
                              -------------------- ----------------------- ---------------------
     Per Share...............          $19.90                 $.18                  $19.72
     Total Maximum...........      $2,288,500              $20,605              $2,267,895

--------
(1) Estimated only, as the price will be based on the closing price on the day this registration statement becomes effective.
(2) Includes estimated expenses of the offering, assuming that all shares are sold to current shareholders. Actual expenses and net proceeds may vary.

                   The date of this Prospectus is    , 2001.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
COMMUNITY BANKS, INC......................................................   1
RISK FACTORS..............................................................   1
  Risk Factors Related to the Company.....................................   1
    Community May Not Be Able to Sustain Its Current Rate of Growth.......   1
    Community's Loan Mix May Increase Credit Risk.........................   1
    Changes In Interest Rates May Adversely Affect Earnings And Financial
     Condition............................................................   2
    Adverse Conditions In Community's Market Area May Have An Adverse
     Effect...............................................................   2
    Competition With Other Financial Institutions Could Adversely Affect
     Profitability........................................................   2
    Government Regulation Significantly Affects Community's Business......   2
    Anti-Takeover Provisions May Prevent Community Being Acquired In A
     Hostile
     Acquisition .........................................................   3
  Risk Factors Related To This Offering...................................   3
    Community Stock Is Not An Insured Deposit.............................   3
    There Is No Assurance That All The Shares Being Offered Will Be Sold
     Because There Will Not Be An Underwriter.............................   3
    Possible Volatility of Stock Price....................................   3
FORWARD LOOKING STATEMENTS................................................   3
USE OF PROCEEDS...........................................................   4
PLAN OF DISTRIBUTION......................................................   4
EXPERTS...................................................................   4
INCORPORATION BY REFERENCE................................................   4
APPENDIX A................................................................ A-1

                             COMMUNITY BANKS, INC.

   Community is a financial holding company, with its principal executive offices at 150 Market Square, Millersburg, PA 17061, telephone number 717-692-4781. As a financial holding company, Community is generally engaged in the business of banking. Community owns two banks--Community Banks, N.A., a national bank, and The Peoples State Bank, a Pennsylvania state-chartered bank (referred to in this Prospectus as "Banks"). Community also owns Community Bank Investments, Inc., a Delaware corporation that owns and manages investments on behalf of Community, and Community Banks Life Insurance Company, Inc., an Arizona corporation that re-insures credit, life and disability insurance.

   Community's primary source of revenue is from the Banks. The Banks offer a wide variety of banking and trust services to individual and commercial customers in Cumberland, Dauphin, Luzerne, Northumberland, Schuykill, Snyder, Adams and York Counties, Pennsylvania. Banking products include a wide range of deposit accounts, residential mortgage loans, home equity loans and commercial loans. Additionally, the Banks have contracted with a registered broker dealer, through which the Banks make investment products and some insurance products available for sale in their branch offices. Community has $1.1 billion in assets.

                                  RISK FACTORS

   Investing in the common stock will provide you with an equity ownership interest in Community. As a shareholder, you will be subject to risks inherent in Community's business. The value of your investment may increase or decrease and could result in a loss. The common stock offered by this Prospectus does not constitute a deposit or other obligation of a bank and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. You should carefully consider the following factors, as well as other information contained or incorporated by reference in this Prospectus, before deciding to invest in Community's shares of common stock.

Risk Factors Related to the Company.

 Community May Not Be Able to Sustain Its Current Rate of Growth.

   During recent years, Community has experienced significant growth, and its business strategy calls for continued similar expansion. Community's ability to continue to grow depends, in part, upon its ability to expand market areas, successfully attract deposits to those locations, and identify loan and investment opportunities. Community's ability to manage growth successfully will also depend on whether it can continue to fund asset growth efficiently and to maintain asset quality and cost controls, as well as on factors beyond its control, such as economic conditions and interest rate trends. The growth of Community's commercial and industrial loans and commercial real estate loans has been the principal factor in increased earnings in the past few years. In the event that Community is unable to sustain its historical growth rate, its earnings could be adversely impacted.

 Community's Loan Mix May Increase Credit Risk.

   There are certain risks inherent in making all loans. These risks include interest rate changes over the time period in which loans may be repaid, risks resulting from changes in the regional economy, risks inherent in dealing with individual borrowers, and in the case of a loan backed by collateral risks resulting from uncertainties about the future value of the collateral.

   Commercial and industrial loans and commercial real estate loans comprised 49.5% of Community's total loans as of September 30, 2000. Commercial loans are typically larger than residential real estate loans and consumer loans. Because the loan portfolio contains a significant number of commercial and industrial loans and commercial real estate loans with relatively large balances, the deterioration of one or a few of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could result in a loss of earnings from these loans, an increase in the provision for loan losses and an increase in loan charge-offs.

   Community maintains an allowance for loan losses based on historical experience, an evaluation of economic conditions, and regular reviews of delinquencies and loan portfolio quality. It is not possible to assure you that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required. Additions to the allowance for loan losses would result in a decrease in net income and, possibly, capital.

 Changes In Interest Rates May Adversely Affect Earnings And Financial
 Condition.

   Community's net income depends principally upon net interest income. Net interest income is the difference between interest earned on loans, investments and other interest-earning assets and the interest paid on deposits and borrowed funds. Net interest income represented approximately 83.7% of net revenue in 1999. Changes in interest rates can increase or reduce net interest income and net income.

   Different types of assets and liabilities may react differently, and at different times, to changes in market interest rates. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. When interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income. Changes in market interest rates are affected by many factors beyond Community's control, including inflation, unemployment, money supply, international events, and events in the United States and other financial markets.

   Community attempts to manage risk resulting from changes in market interest rates, in part, by controlling the mix of interest-rate-sensitive assets and interest-rate-sensitive liabilities. However, interest rate risk management techniques are not exact and a rapid increase or decrease in interest rates could adversely affect financial performance.

 Adverse Conditions In Community's Market Area May Have An Adverse Effect.

   Substantially all of Community's business is with customers located within the counties where branches of Community's subsidiary banks are located, and contiguous counties. The businesses to whom Community makes loans are small and medium sized and are dependent upon the regional economy. Adverse economic and business conditions in the market area could affect borrowers, their ability to repay their loans and consequently Community's financial condition and performance.

 Competition With Other Financial Institutions Could Adversely Affect Profitability.

   Community faces substantial competition in originating loans and in attracting deposits. This competition in originating loans comes principally from other lenders. Some competitors may enjoy advantages such as greater financial resources, a wider geographic presence, a wider array of services, or more favorable pricing alternatives and lower origination and operating costs. This competition could decrease the number and size of loans which Community's banks originate and the interest rate received on these loans.

   In attracting deposits, the Banks compete with other insured depository institutions such as other commercial banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. These competitors may offer higher interest rates, which could decrease the deposits that the Banks attract or require an increase in rates to attract new deposits. Increased deposit competition could increase cost of funds and adversely affect the ability to generate the funds necessary for Community's lending operations and investment opportunities.

 Government Regulation Significantly Affects Community's Business.

   The banking industry is extensively regulated. Banking regulations are intended primarily to protect depositors and the federal deposit insurance funds, not stockholders. Community is subject to regulation and supervision by the Board of Governors of the Federal Reserve System. The Banks are subject to regulation and supervision by the Pennsylvania Department of Banking, the Federal Deposit Insurance Corporation ("FDIC") and the Office of the Comptroller of the Currency. Regulatory requirements affect lending practices, capital structure, investment practices, dividend policy and growth. For example, the Banks are subject to various regulatory capital requirements, which involve both quantitative measures of the Bank's assets and liabilities and qualitative judgments by regulators regarding risk and other factors. The Banks' failure to meet minimum capital requirements could result in actions by their regulators that could adversely affect Community's ability to pay dividends or otherwise adversely impact operations. Changes in laws, regulations and regulatory practices affecting the banking industry could impose additional costs and otherwise adversely affect Community.

 Anti-Takeover Provisions May Prevent Community Being Acquired In A Hostile Acquisition.

   Community's Articles of Incorporation presently contain provisions which may be deemed to be "anti-takeover" in nature in that such provisions may deter, discourage or make more difficult the assumption of control by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions prohibit mergers, sales of substantially all of Community's assets and removal of directors, without the affirmative vote of the holders of at least 75% of all securities entitled to vote, or 66 2/3% of all securities entitled to vote if at least two-thirds of Community's directors have recommended such action to the shareholders. Community also maintains a classified Board of Directors. The Pennsylvania Business Corporation Law also includes anti-takeover provisions that may be applicable under certain circumstances, and applicable federal and state banking laws and regulations impose requirements for regulatory approval of acquisitions of controlling interests in bank holding companies and financial institutions.

Risk Factors Related To This Offering.

 Community Stock Is Not An Insured Deposit.

   Investments in the shares of common stock in this offering are not deposits insured against loss by the FDIC or any other entity.

 There Is No Assurance That All The Shares Being Offered Will Be Sold Because There Will Not Be An Underwriter.

   The offering will not be undertaken through the services of an underwriter and there can be no assurances that all or any of the shares of common stock offered hereby will be sold or that the liquidity of such shares will increase in the future.

 Possible Volatility of Stock Price.

   The market price of Community common stock may fluctuate in response to numerous factors, including variations in annual or quarterly financial results, the performance and stock prices of competitors, changes by financial research analysts in their estimates of Community's earnings or of its competitors or Community's failure or competitors failure to meet such estimates, conditions in the economy in general or the banking industry in particular, or unfavorable publicity affecting Community, the Banks, or the industry. In addition, equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market price for many companies securities and have been unrelated to the operating performance of those companies. Any fluctuation may adversely affect the market price of Community common stock.

                           FORWARD LOOKING STATEMENTS

   This Prospectus and the documents incorporated herein by reference may contain forward-looking statements based on current expectations, estimates and projections about Community's industry, management's belief, and assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast; therefore, actual results may differ materially from those expressed or forecast in any such forward-looking statements. Such risks and uncertainties include, in addition to those set forth herein under "Risk Factors," those noted in the documents incorporated herein by reference. Community undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                USE OF PROCEEDS

   The proceeds from the sale of the stock that is the subject of this Prospectus will be used for Community's general business purposes, but Community does not have current specific plans for the proceeds. The proceeds may be used for investments in securities or to defray the normal and ordinary expenses of Community's business. The principal reason for the Sale is to augment the ability of Community to treat an upcoming acquisition of the common stock of The Glen Rock State Bank and the simultaneous merger of The Glen Rock State Bank into The Peoples State Bank as a pooling of interests, for accounting purposes. The acquisition and merger are described in Community's S-4, filed on January 17, 2001, as amended on February 8, 2000, which is incorporated by reference in this Prospectus.

                              PLAN OF DISTRIBUTION

   Immediately following the effective date of the registration statement of which this Prospectus is a part, Community intends to offer the securities being registered here for sale to a limited group of potential buyers and to close the sale as soon as possible following the effective date of the registration statement. The purchase price will be $1.00 per share less than the closing per share price of Community stock on the date of this prospectus. Community will have the discretion to close the offering period when it deems best to do so. Community will not use any underwriters or dealers, and no officer of Community will receive any compensation with the sale of the securities. Community will require purchasers to complete a Stock Order Form in the form attached as Appendix A.

                                    EXPERTS

   The consolidated financial statements incorporated in this Prospectus by reference to Community's annual report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in auditing and accounting.

                                 LEGAL MATTERS

   An opinion has been rendered by Mette, Evans & Woodside, Harrisburg, Pennsylvania, counsel to Community, to the effect that the shares of Community's common stock offered hereby, when issued and paid for as contemplated in this Prospectus, will be legally issued, fully paid and non-assessable.

                           INCORPORATION BY REFERENCE

   Certain financial information regarding Community has been incorporated by reference in this Prospectus. That means that the information is not actually included with this Prospectus, because the information has been previously filed with the Securities and Exchange Commission and is publicly available. The information that Community incorporates by reference in this Prospectus is as follows:

  1. Community's annual report on Form 10-K for the fiscal year ended December 31, 1999.

  2. Community's quarterly reports filed for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000, on Forms 10-Q.

  3. The description of Community's common stock which appears in the registration statement Community filed, with the Federal Reserve System pursuant to Section 12(g) of the Securities Exchange Act of 1934, which registration statement became effective on or about October 7, 1994, including any amendments or reports filed for the purpose of updating such description.

  4. Community's S-4, filed January 17, 2001, for the acquisition of the Glen Rock State Bank, and the amendment filed on Form S-4/A, filed on February 8, 2001.

   Community also incorporates by reference all documents that Community files subsequent to this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the termination of the offering of the shares that are the subject to this Prospectus.

   Upon a written request by you, Community will provide at no cost to you the information that has been incorporated by reference in this Prospectus. To obtain such information, you must provide a written request to the following address: Patricia Hoch, Community Banks, Inc., 150 Market Square, Millersburg, PA 17061, telephone number (717) 692-4781.

   Community files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials that Community files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.SEC.gov. Community's Internet address is http:\\www.communitybanks.com.

                                   APPENDIX A

                             COMMUNITY BANKS, INC.

                                STOCK ORDER FORM

                               ----------------

[LOGO OF COMMUNITY BANKS, INC.
APPEARS HERE]


   Your Properly Completed Stock Order Form Must Be Returned To: Community Banks, Inc. ("Company"), Attention: Stockholder Relations, 150 Market Square, Millersburg, PA 17061.

   This Stock Order Form, properly executed and with the correct payment, must be received before termination of the initial offering period at 5:00 P.M.,
Millersburg, Pennsylvania time, on      ,   , or the earlier termination of the
offering at the discretion of the Company, in accordance with provisions described in the Prospectus. If the Company offers shares after the initial offering period as described in the Prospectus, the Stock Order Form may be accepted, at the discretion of the Company, for purchases during such additional offering period.

                                Number of Shares

   Fill in the number of shares of Common Stock you wish to purchase and the Total Purchase Price. The minimum order is 15,000 shares. The purchase price is
$     per share. The maximum number of shares that may be purchased is 115,000 shares.

                               Stock Registration

   Print the name(s) in which you want the stock registered. Enter the Social Security Number of Tax I.D. Number of one of the registered owners. Only one number is required. Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check "other" and specify the registration desired. If stock is purchased for a trust, date of the agreement and trust title must be included.

                                    Payment

   Enclose a check, bank draft or money order made payable to "Community Banks, Inc." in the amount of the total purchase price. All stock order funds received and accepted by the Company will be deposited into a non-interest bearing escrow account at Community Banks, N.A. Payment may be made by wire transfer to
the escrow account, Account No.        , ABA No.         .

                               Telephone Numbers

   Please enter a daytime and an evening telephone number where you may be contacted in the event that we cannot process your Stock Order Form as received.

                                Acknowledgment

   Please sign and date the Stock Order Form. When subscribing as a custodian, corporate officer, etc., please add your signature and title.

                                                                                        Total
      Number of                            Price Per                                  Purchase
       Shares                                Share                                      Price
      ---------                            ---------                                  --------
                          X                                          =

-------------------------------------------------------------------------------
Name(s) in which the stock is to be registered

-------------------------------------------------------------------------------
Name(s) in which the stock is to be registered

-------------------------------------------------------------------------------
Street Address

-------------------------------------------------------------------------------
     CityStateZip

-------------------------------------------------------------------------------
Social Security or Tax ID Number

         *PLEASE READ THE BACK OF THIS DOCUMENT AND SIGN AS INDICATED*

-------------------------------------------------------------------------------
Form of stock ownership (check one):

[_]Individual
[_]Joint Tenants WROS
[_]Tenants in Common
[_]Corporation
[_]Fiduciary/Trust Under Agreement dated ______________
[_]Partnership
[_]Uniform Gift to Minors
[_]Individual Retirement Account
[_]Other ______________________________________________

-------------------------------------------------------------------------------


  -------------------
   Daytime Phone


  -------------------
   Evening Phone

-------------------------------------------------------------------------------

                              For Office Use Only

Date Received _____________________________ Batch #____________________________________

Processor _________________________________ Order #____________________________________

-------------------------------------------------------------------------------

   This Stock Order Form, properly executed and with the correct payment, must be received before the termination of the initial offering period. This Stock Order Form will be deemed received upon the date of delivery of the Stock Order Form, with payment, to the address set forth on the front of this page. This Stock Order Form may be returned by mailing it in the postage prepaid envelope. Stock Order Forms received after termination of the initial offering period may be accepted, at the discretion of the company, for purchases during any additional offering period in accordance with provisions described in the Prospectus.

   I (We) (hereinafter referred to as the "Undersigned") acknowledge receipt of the Prospectus and any supplements thereto. The Undersigned understands that, after receipt by the Company, this Stock Order form may not be modified, withdrawn or revoked without the consent of the Company. The Company has the right to accept or reject, in whole or in part, this Stock Order Form prior to the consummation of the offering. If this Stock Order Form is rejected in whole or in part, the applicable stock order funds will be promptly returned to the prospective investor, without interest. This Stock Order form is binding, after acceptance by the Company, upon the heirs, estate, legal representatives, assigns and successors of the Undersigned and shall survive the death, disability or dissolution of the Undersigned. The Undersigned agrees not to transfer or assign the common stock except in accordance with all applicable laws.

   The Undersigned understands that investment in the common stock includes certain risks, including those set forth under the caption "Risk Factors" in the Prospectus. No information or representation has been given to the Undersigned by representatives of the Company or anyone else other than those contained in such Prospectus and any supplements thereto.

   The provisions in this Stock Order Form shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania. In the event there is any conflict between the Prospectus and any supplements thereto and this Stock Order Form, then the terms set forth in the Prospectus and any supplements thereto shall be controlling. If this Stock Order Form is executed on behalf of a corporation, partnership, trust or other entity, the Undersigned has been duly authorized to execute this Order Form and all other instruments in connection with the purchase of the common stock, and the signature of the Undersigned is binding upon such corporation, partnership, trust or other entity. The Company retains the right to request the production of an appropriate certification for said authorization. This Stock Order Form constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only in writing executed by the party to be bound thereby.

                                NASD Affiliation

   Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

   If you are an owner, director, officer, partner, agent or employee of a NASD member firm or an associate or a member of the immediate family of any such person, please initial the following line.

   If you are a senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered investment advisory firm or any other institutional type account; or a person who is employed in the securities department of any such institution or who otherwise may influence the buying and/or selling of securities by any of such institutions; or a member of the immediate family of any such person, please initial the following line.

                                 Substitute W-9

   I (We) am/are not subject to backup withholding either (1) because I (we) am/are exempt from backup withholding, (2) I (we) have not been notified that I
(we) am/are subject to backup withholding as a result of a failure to report all interest on dividends, or (3) the Internal Revenue Service has notified me
(us) that I (we) am/are no longer subject to backup withholding. (You must cross out 2 if the IRS notified you that you are currently subject to backup withholding.)

                                 Acknowledgment

   Under the penalties of perjury, I (we) certify that the information contained herein, including the Social Security Number or Taxpayer Identification Number given above, is true, correct and complete.

------------------------------------------    ---------------------------------
Signature Date

                                              Date

------------------------------------------    ---------------------------------
Signature (if second signature required)      Date

               This Stock Order Form is not valid unless signed.

     For assistance, please call Stockholders Relations at (717)         .

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   Community anticipates incurring the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

     1. Registration Fees............................................... $   605
     2. Costs of Printing............................................... $ 5,000
     3. Legal Fees...................................................... $10,000
     4. Accountants Fees................................................ $ 5,000

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Sections 1741 and 1742 of the Pennsylvania Business Corporation Law ("BCL") generally provide that a corporation may indemnify directors and officers against liabilities they may incur as such, provided that the particular person acted in good faith and in a manner he or she reasonable believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the BCL also requires a corporation to indemnify directors and officers of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

   Article 12 of Community's Articles of Incorporation and Article 20 of Community's Bylaws provide indemnification of directors, officers and other agents of the Company and advancement of expenses to the extent otherwise permitted by the BCL.

   Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness. Article 12 of Community's Articles of Incorporation provides that Community shall indemnify any and all persons whom it shall have the power to indemnify for and against any and all expenses, liabilities or other matters for which indemnification is permitted by applicable laws.

   Article 20 of Community's Bylaws conditions any indemnification or advancement of expenses upon a determination, made in accordance with the procedures specified in Section 1744 of the BCL, by Community's directors or shareholders that indemnification or advancement of expenses is proper because the director or officer met the standard of conduct set forth in Section 1741 or 1742 of the BCL, as applicable.

   As authorized by Section 1747 of the BCL and Article 20 of the Bylaws, Community maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering Community for indemnification payments made to its directors and officers for certain liabilities. The premiums for such insurance are paid by Community.

Item 16. EXHIBITS

   Community has attached the following Exhibits to this Registration
Statement:

   Number Name of Exhibit
   ------ ---------------
    3(i)  Articles of Incorporation Incorporated by reference to the Proxy
          Statements dated April 14, 1987 and April 12, 1988 and Amendment to
          Form S-2 dated May 13, 1987.

    3(ii) Bylaws Incorporated by reference to the Proxy Statements dated April
          14, 1987 and April 12, 1988 and Amendment to Form S-2 dated May 13,
          1987.

    5     Opinion of Mette, Evans & Woodside

   23.1   Consent of Mette, Evans & Woodside, included in Exhibit "5"

   23.2   Consent of PricewaterhouseCoopers LLP

          Power-Of-Attorney (included in signature page to this Registration
   24     Statement)

Item 17. UNDERTAKINGS

   The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering; and

     (4) for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference and the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, whereunto duly authorized in the Borough of Millersburg, Commonwealth of Pennsylvania on February 13, 2001.

                                          COMMUNITY BANKS, INC

                                          By: /s/ Eddie L. Dunklebarger
                                            -----------------------------
                                            Eddie L. Dunklebarger,
                                            President and Chief Executive
                                            Officer

                                          By: /s/ Terry L. Burrows
                                            -----------------------------
                                            Terry L. Burrows,
                                            Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Eddie L. Dunklebarger and Ernest L. Lowe, and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all the said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

            /s/ Ernest L. Lowe              Chairman, Executive Vice     February 14,
___________________________________________  President and Director          2001
              Ernest L. Lowe

            /s/ Ronald E. Boyer             Director                     February 14,
___________________________________________                                  2001
              Ronald E. Boyer

           /s/ Samuel E. Cooper             Director                     February 14,
___________________________________________                                  2001
             Samuel E. Cooper

          /s/ Kenneth L. Deibler            Director                     February 14,
___________________________________________                                  2001
            Kenneth L. Deibler

             /s/ Peter De Soto              Director                     February 14,
___________________________________________                                  2001
               Peter De Soto

            /s/ Ray N. Leidich              Director                     February 14,
___________________________________________                                  2001
              Ray N. Leidich

            /s/ Thomas W. Long              Director                     February 14,
___________________________________________                                  2001
              Thomas W. Long

                 Signature                            Title                  Date
                 ---------                            -----                  ----

           /s/ Donald L. Miller             Director                     February 14,
___________________________________________                                  2001
             Donald L. Miller

           /s/ Thomas L. Miller             Director                     February 14,
___________________________________________                                  2001
             Thomas L. Miller

            /s/ Earl L. Mummert             Director                     February 14,
___________________________________________                                  2001
              Earl L. Mummert

           /s/ Wayne H. Mummert             Director                     February 14,
___________________________________________                                  2001
             Wayne H. Mummert

           /s/ Susan K. Nenstiel            Director                     February 14,
___________________________________________                                  2001
             Susan K. Nenstiel

          /s/ Robert W. Rissinger           Director                     February 14,
___________________________________________                                  2001
            Robert W. Rissinger

             /s/ Allen Shaffer              Director                     February 14,
___________________________________________                                  2001
               Allen Shaffer

          /s/ John W. Taylor, Jr.           Director                     February 14,
___________________________________________                                  2001
            John W. Taylor, Jr.

             /s/ James A. Ulsh              Director                     February 14,
___________________________________________                                  2001
               James A. Ulsh

                                 EXHIBIT INDEX


   Number Name of Exhibit                         Page
   ------ ---------------                         ----
    3(i)  Articles of Incorporation
          Incorporated by reference to the
          Proxy Statements dated April 14, 1987
          and April 12, 1988 and Amendment to
          Form S-2 dated May 13, 1987.

    3(ii) Bylaws Incorporated by reference to the Proxy Statements dated April 14,
          1987 and April 12, 1988 and Amendment
          to Form S-2 dated May 13, 1987.

    5     Opinion of Mette, Evans & Woodside

   23.1   Consent of Mette, Evans & Woodside,
          included in Exhibit "5"

   23.2   Consent of PricewaterhouseCoopers LLP

   24     Power-Of-Attorney (included in
          signature page to this Registration
          Statement)